Exhibit 1.1

La Quinta Holdings Inc.

20,000,000 Shares of Common Stock

Underwriting Agreement

[            ], 2014

J. P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The stockholders named on Schedule 2 hereto (the “Selling Stockholders”) of La Quinta Holdings Inc., a Delaware corporation (the “Company”), propose, severally and not jointly, to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 20,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 3,000,000 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”. Unless otherwise indicated or the context otherwise requires, all references to the “Company” shall refer to the Company as defined above, except that references to the financial statements of the Company for periods prior to the completion of its initial public offering on April 14, 2014 (the “IPO”), or similar references, shall refer to the financial statements of the Predecessor Entities (as defined in the Prospectus).

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-[        ]), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [            ], 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [    ] [P.M.], New York City time, on [            ], 2014.

2. Purchase of the Shares by the Underwriters.

(a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $[        ] from each of the Selling Stockholders the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

In addition, each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each Selling Stockholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(b) Payment for the Shares shall be made by wire transfer in immediately available funds to the respective accounts specified by the Selling Stockholders to the Representatives in the case of the Underwritten Shares, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on [            ], 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(c) Each of the Company and the Selling Stockholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the

Selling Stockholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d) Emerging Growth Company. From the time of initial confidential submission of the registration statement to the Commission in connection with the Company’s IPO (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(f) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(g) Financial Statements. The historical combined financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the

Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein), and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus) or material change in the long-term debt of the Company or any of its Subsidiaries (as defined below) or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, management or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has incurred any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, except obligations incurred in the ordinary course of business; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Schedule 2 to this Agreement includes a true and complete list of each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”).

(i) Organization and Good Standing. (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, (ii) each Subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (iii) each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and (iv) each of the Company and its Subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except in the case of clauses (ii), (iii) and (iv), where the failure to be so incorporated or organized, to be so validly existing and in good standing, to be so qualified or in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, management or results operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock, limited liability company or other membership interests, as applicable, of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than liens securing the indebtedness described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Stock Options. Neither the Company nor its Subsidiaries have granted any stock options pursuant to any stock-based compensation plans since the Acquisition (as defined in the Registration Statement).

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has in all material respects been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, as applicable; or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except, in the case of clauses (i) (other than with respect to the Company) and (ii), for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its Subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (i), (ii) (other than with respect to the Company) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) as shall have been obtained or made prior to the Closing Date and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, except where the failure to obtain any such consents, approvals, authorizations, orders, licenses, registrations or qualifications or make such filings would not impair, in any material respect, the ability of the Company to consummate the transactions contemplated by this Agreement.

(r) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of its Subsidiaries that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess or have sufficient rights to use the trademarks, trade names, patents, copyrights, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so own or possess or have the right to use would not reasonably be expected to result in a Material Adverse Effect; and any expiration, cancellation, abandonment, forfeiture or relinquishment of any such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any unresolved written notice of any claim of infringement with asserted Intellectual Property Rights of others in the past two years, except for any such claims as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or, to the Company’s knowledge, affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Taxes. The Company and its Subsidiaries have paid all federal and state income taxes and other material taxes that are due and payable and filed all federal and state income tax returns and other material tax returns required to be filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets. Commencing with its taxable year ended December 31, 2006 and through April 14, 2014, each of Lodge S-Holdings Inc., Lodge Holdings Inc. and La Quinta Corporation was organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

(y) Certificates, Authorizations and Permits. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate federal, state or foreign regulatory agencies or bodies necessary for the ownership or lease of their respective properties or to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except for any such proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z) No Labor Disputes. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus: (i) the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health (to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants, contaminants, chemicals, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”)); (ii) neither the Company nor any of its subsidiaries has received written notice of any claim, investigation, action or cause of action filed with a court or governmental authority, violation, or actual or potential liability under Environmental Law (collectively, “Environmental Claims”), and, to the knowledge of the Company, no such Environmental Claims have been threatened against the Company and its subsidiaries or any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there has been no activity, circumstance, condition, event or occurrence, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that would reasonably be expected to result in liability of the Company or its subsidiaries under Environmental Laws or form the basis of an Environmental Claim against the Company or its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law.

(bb) Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any trade or business, whether or not incorporated, which is required to be treated as a single employer with the Company under Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, (A) the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (B) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (C) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (D) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan. Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (2) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; or (3) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment.

(cc) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the applicable requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any control system.

(dd) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, its chief executive officer and chief financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee) Insurance. The Company and its subsidiaries have insurance, including self-insurance, covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries or controlled affiliates nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Compliance with OFAC. None of the Company, any of its subsidiaries or, in each case to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is, or was in the past five years, or is owned or controlled by a person that is, or was in the past five years, (i) the subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) No Registration Rights. Except for such rights as have been duly exercised or waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares.

(kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll) Statistical and Market Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(mm) Sarbanes-Oxley Act. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or has implemented the provisions thereof that are in effect and which the Company is required to comply with as of the date hereof.

(nn) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. Except (A) as will have been obtained on or prior to the Closing Date for the registration under the Securities Act of the Shares, (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the New York Stock Exchange in connection with the purchase and distribution of the Shares by the

Underwriters and (C) as would not impair in any material respect the ability of the Selling Stockholders to consummate their obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute applicable to such Selling Stockholder or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Stockholder, except in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement.

(c) Title to Shares. Such Selling Stockholder has, and will have immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8 105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8 303 of the UCC, (B) under Section 8 501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8 102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8 102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Pricing Disclosure Package. To the extent that any statements or omissions made in the Pricing Disclosure Package are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Selling Stockholder Information” consists solely of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder before and after the offering, (B) the other information with respect to such Selling Stockholder which appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” and (C) if applicable, the other information with respect to any director affiliated with such Selling Stockholder under the caption “Management” (with respect to each Selling Stockholder, the “Selling Stockholder Information”).

(f) Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement and any post-effective amendments thereto are made in reliance upon and in conformity with the Selling Stockholder Information, such Registration Statement and any post-effective amendment thereto as of the applicable effective date of the Registration Statement and any post-effective amendment thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. To the extent that any statements or omissions made in the Prospectus and any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, such Prospectus and any amendment or supplement thereto, as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Material Information. Such Selling Stockholder is not prompted by any material non-public information concerning the Company that is not disclosed in the Pricing Disclosure Package to sell its Shares pursuant to this Agreement.

Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge unless otherwise noted, upon request of the Representatives, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request; provided that with respect to (B), any such delivery later than nine months following the date of this Agreement shall be at the expense of the Representatives. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object promptly after reasonable notice thereof.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, or prior to filing of the Prospectus with the Commission, the Pricing Disclosure Package, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, or prior to filing of the Prospectus with the Commission, the Pricing Disclosure Package, is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system) an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period starting on the date of the Prospectus and continuing for 90 days thereafter, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC. The restrictions in the foregoing sentence shall not apply to (A) the sale of Shares to be sold hereunder, (B) the Shares or any substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this Agreement (including, for the avoidance of doubt, the La Quinta Holdings Inc. 2014 Omnibus Incentive Plan and any long-term incentive awards disclosed in the Pricing Disclosure Package), (C) the issuance of up to 5% of the outstanding shares of Common Stock or any substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto; provided that, in the case of (C), any recipient of such securities shall execute and deliver to J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC a lock-up letter substantially to the effect set forth in Exhibit A and (D) the filing of any registration statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan; provided however, that if (1) during the last 17 days of the lock-up period, the Company releases earnings results or announces materials news or a material event or (2) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period following the last day of the lock-up period, then in each case the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC waive, in writing, such extension; in the event of any announcement that gives rise to an extension of the lock-up period, the Company will provide J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and the Selling Stockholder with prior notice of such announcement.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j) Reports. During a period of two years from the effective date of the Registration Statement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s EDGAR system.

(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a) Clear Market. On or before the date hereof, such Selling Stockholder shall execute and deliver the “lock-up” agreements referenced in Section 8(n) hereof.

(b) No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(c) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Stockholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives (other than a defaulting Underwriter under Section 12 hereof) makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company substantially in the form of Annex B hereto.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of Counsel for the Selling Stockholders. Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholders, shall have furnished to the Representatives, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion of General Counsel for the Company. Mark M. Chloupek, Executive Vice President and General Counsel of the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k) Chief Financial Officer’s Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Representatives shall have received a certificate of the chief financial officer substantially in the form of Annex C hereto, dated the applicable date of delivery.

(l) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholders.

(m) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and, if reasonably requested by the Representatives, its Subsidiaries, in its or their respective jurisdictions of organization and the Company’s good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters and the Selling Stockholders by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonably incurred legal fees and other reasonably incurred expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and (ii) any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information; provided, further that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Option Shares and the offering price of the Shares (after deducting underwriting commissions and discounts) (the “Selling Stockholder Net Proceeds”) as set forth in the Prospectus.

(c) Indemnification of the Company and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names of the Underwriters appearing on the front and back cover pages of the Prospectus, the names of the Underwriters set forth in the table of Underwriters in the first paragraph of text under the caption “Underwriting” and the third paragraph, seventh paragraph and twelfth through fourteenth paragraphs under the caption “Underwriting”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonably incurred fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel or counsel with specialized expertise that is required) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by The Blackstone Group, L.P. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonably incurred legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) each Selling Stockholder’s obligation to contribute any amount pursuant to paragraph (e) above is several and limited in the manner and to the extent set forth in paragraph (b) above and no Selling Stockholder shall be required to contribute any amount in excess of its Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. In addition, without limiting the foregoing, the provisions in this Section 9 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by either the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the fees and expenses of the Company’s and Selling Stockholders’ counsel and the Company’s independent accountants; (iii) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (iv) the cost of preparing stock certificates; (v) the costs and charges of any transfer agent and any registrar; (vi) all filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with any required review by FINRA of the terms of the sale of the Shares; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost); and (viii) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange; provided, however, that the Company’s obligations with respect to clauses (iii) and (vi), excluding all FINRA filing fees, shall not exceed $15,000 in the aggregate. The Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section 13(a), including (i) fees and expenses of counsel for the Selling Stockholders to the extent not covered by clause (i) above; and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder.

(b) If this Agreement is terminated pursuant to Section 12 hereof, the Company shall not be under any liability to any Underwriter except as provided in Section 9 and 13(a) hereof. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company or the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to Section 12), then the Company agrees to reimburse the Underwriters (other than a defaulting Underwriter) for all out-of-pocket costs and expenses (including the reasonably incurred fees and expenses of their counsel) reasonably incurred by the Underwriters (other than a defaulting Underwriter) in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention Equity Syndicate Desk; and c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to the Legal Department. Notices to the Company shall be given to it at La Quinta Holdings Inc., 909 Hidden Ridge, Suite 600, Irving, Texas 75038 (fax: (214) 492-6500); Attention: Mark M. Chloupek. Notices to the Selling Stockholders shall be given to them c/o La Quinta Holdings Inc., 909 Hidden Ridge, Suite 600, Irving, Texas 75038 (fax: (214) 492-6500); Attention: Mark M. Chloupek.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

LA QUINTA HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

BRE/LQJV-NQ L.L.C,

By:
Name:
Title:

BRE/ PRIME MEZZ 2 L.L.C.

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS IV L.P.

By:	Blackstone Real Estate Associates IV L.P. its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS IV.TE.2 L.P.

By:	Blackstone Real Estate Associates IV L.P. its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

BLACKSTONE REAL ESTATE PARTNERS (DC) IV.TE.1 L.P.

By:	Blackstone Real Estate Associates IV L.P. its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS (DC) IV.TE.2 L.P.

By:	Blackstone Real Estate Associates IV L.P. its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS IV.F L.P.

By:	Blackstone Real Estate Associates IV L.P. its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:

2

BLACKSTONE REAL ESTATE PARTNERS (DC) IV.TE.3-A L.P.

By:	Blackstone Real Estate Associates IV L.P. its General Partner

By:	BREA IV L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE HOLDINGS IV L.P.

By:	BREA IV Side-by-Side GP L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS V L.P.

By:	Blackstone Real Estate Associates V L.P. its General Partner

By:	BREA V L.L.C., its General Partner

By:
Name:
Title:

3

BLACKSTONE REAL ESTATE PARTNERS V.TE.1 L.P.

By:	Blackstone Real Estate Associates V L.P. its General Partner

By:	BREA V L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS V.TE.2 L.P.

By:	Blackstone Real Estate Associates V L.P. its General Partner

By:	BREA V L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS V.F L.P.

By:	Blackstone Real Estate Associates V L.P. its General Partner

By:	BREA V L.L.C., its General Partner

By:
Name:
Title:

4

BLACKSTONE REAL ESTATE PARTNERS (AIV) V L.P.

By:	Blackstone Real Estate Associates V L.P. its General Partner

By:	BREA V L.L.C., its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE HOLDINGS V L.P.

By:	BREA V Side-by-Side GP L.L.C., its General Partner

By:
Name:
Title:

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Accepted:             , 20

J. P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

MORGAN STANLEY & CO. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares

J. P. Morgan Securities LLC	[ ]
Morgan Stanley & Co. LLC	[ ]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]
Citigroup Global Markets Inc.	[ ]
Credit Suisse Securities (USA) LLC	[ ]
Deutsche Bank Securities Inc.	[ ]
Goldman, Sachs & Co.	[ ]
Wells Fargo Securities, LLC	[ ]
EA Market Securities LLC	[ ]
Evercore Group L.L.C.	[ ]
JMP Securities LLC	[ ]
Lebenthal & Co., LLC	[ ]
Loop Capital Markets LLC	[ ]
Mischler Financial Group, Inc.	[ ]
Samuel A. Ramirez & Company, Inc.	[ ]
Raymond James & Associates, Inc.	[ ]
RBC Capital Markets, LLC	[ ]
Stifel, Nicolaus & Company, Incorporated	[ ]

Total 20,000,000

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Schedule 2

Selling Stockholders

Name	Number of Shares
BRE/LQJV-NQ L.L.C.	[ ]
BRE/ Prime Mezz 2 L.L.C.	[ ]
Blackstone Real Estate Partners IV L.P.	[ ]
Blackstone Real Estate Partners IV.F L.P.	[ ]
Blackstone Real Estate Partners IV.TE.2 L.P.	[ ]
Blackstone Real Estate Partners (DC) IV.TE.1 L.P.	[ ]
Blackstone Real Estate Partners (DC) IV.TE.2 L.P.	[ ]
Blackstone Real Estate Partners (DC) IV.TE.3-A L.P.	[ ]
Blackstone Real Estate Holdings IV L.P.	[ ]
Blackstone Real Estate Partners V L.P.	[ ]
Blackstone Real Estate Partners V.F L.P.	[ ]
Blackstone Real Estate Partners V.TE.1 L.P.	[ ]
Blackstone Real Estate Partners V.TE.2 L.P.	[ ]
Blackstone Real Estate Partners (AIV) V L.P.	[ ]
Blackstone Real Estate Holdings V L.P.	[ ]

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Schedule 3

Significant Subsidiaries

Name	Jurisdiction of Incorporation or Organization
Lodge Holdco I L.L.C.	Delaware
Lodge Holdco II L.L.C.	Delaware
Lodge Holdco III L.L.C.	Delaware
Lodge S-Holdings L.L.C.	Delaware
Lodge Holdings L.L.C.	Delaware
La Quinta L.L.C.	Delaware
LQ Properties L.L.C.	Delaware
LQ FL Properties L.L.C.	Delaware
LQ TX Properties L.L.C.	Delaware
LQ Operating Lessee L.L.C.	Delaware
La Quinta Franchising LLC	Nevada
Lodge Management L.L.C.	Delaware
LQ Portfolio East L.L.C.	Delaware
Lodge Borrower III L.L.C.	Delaware
LQ Chicago L.L.C.	Delaware
Wellesley Properties L.L.C.	Delaware
Prime Mezz L.L.C.	Delaware
LQ Management L.L.C.	Delaware
La Quinta Intermediate Holdings L.L.C.	Delaware

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Annex A

a.	Pricing Disclosure Package

None

b.	Pricing Information Provided Orally by Underwriters

The offering price per share is $[        ].

The number of shares to be purchased by the Underwriters is [        ].

The number of additional shares to be sold by the Selling Stockholders at the option of the Underwriters is up to [        ].

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Annex B

La Quinta Holdings Inc.

Officer’s Certificate

Pursuant to Section 8(e) of the Underwriting Agreement

[            ], 2014

The undersigned, Keith A. Cline, Executive Vice President and Chief Financial Officer of La Quinta Holdings Inc., a Delaware corporation (the “Company”), does hereby certify solely in his capacity as an officer of the Company and not individually, on behalf of the Company pursuant to Section [    ] of the Underwriting Agreement, dated as of [            ], 2014 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), as follows (capitalized terms used herein without definition have the meanings ascribed to them in the Underwriting Agreement):

I have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and:

1. to my knowledge, the representations set forth in Sections 3(b) and 3(f) of the Underwriting Agreement are true and correct on and as of the date hereof with the same force and effect as though expressly made on and as of the date hereof;

2. the other representations and warranties of the Company set forth in the Underwriting Agreement are true and correct on and as of the date hereof with the same force and effect as though expressly made on and as of the date hereof;

3. the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date hereof;

4. no stop order suspending the effectiveness of the Registration Statement on Form S-1 (File No. 333-[        ]) has been issued, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act is pending before or, to my knowledge, threatened by the Commission;

5. subsequent to the earlier of the Applicable Time and the execution and delivery of the Underwriting Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading has occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); and

6. since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon

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exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), or material change in the long-term debt of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, management or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has incurred any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

All references to the financial statements of the Company for periods prior to the IPO, or similar references, shall refer to the financial statements of the Predecessor Entities (as defined in the Prospectus).

Latham & Watkins LLP and Simpson Thacher & Bartlett LLP are entitled to rely on this certificate in connection with the respective opinions and negative assurance letters such firms are rendering pursuant to the Underwriting Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has signed and delivered this certificate as of the date first written above.

LA QUINTA HOLDINGS INC.

By:
Name:
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Annex C

La Quinta Holdings Inc.

Chief Financial Officer’s Certificate

[            ], 2014

The undersigned, Keith A. Cline, the Executive Vice President and Chief Financial Officer of La Quinta Holdings Inc., a Delaware corporation (the “Issuer”), acting solely in his capacity as Executive Vice President and Chief Financial Officer and not individually, hereby certifies that as of the date hereof:

1. I am familiar with the accounting, operations and records systems of the Issuer and its consolidated subsidiaries;

2. I have reviewed the items identified on the pages of the preliminary prospectus, dated [            ], 2014 (the “Prospectus”) attached as Exhibit A hereto (the “Identified Items”);

3. I have compared each of the Identified Items with the amount included in the books and records of the Issuer and its consolidated subsidiaries, or on a schedule or report prepared by the Issuer’s management team and derived from the applicable books and records, and found them to be in agreement; and

4. Nothing has come to my attention that would lead me to believe any other disclosures or statements described in the Identified Items are, as of the dates of which the applicable information is set forth, inaccurate or incomplete in any material respect.

All references to the financial statements of the Issuer for periods prior to the IPO, or similar references, shall refer to the financial statements of the Predecessor Entities (as defined in the Prospectus).

[Signature page to follow.]

In witness whereof, the undersigned has executed and delivered this Chief Financial Officer’s Certificate on behalf of the Issuer as of the date first above written.

By:
	Name:	Keith A. Cline
	Title:	Executive Vice President and Chief Financial Officer

Exhibit A

FORM OF LOCK-UP AGREEMENT

            , 2014

J. P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re: La Quinta Holdings Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with La Quinta Holdings Inc., a Delaware corporation (the “Company”), and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, $0.01 per share par value, of the Company (the “Securities”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of the prospectus relating to the Public Offering (the “Prospectus”) and ending 90 days thereafter (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, regardless of whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (i) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement or (ii)

transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (A) by will or intestacy, (B) as a bona fide gift or gifts, (C) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (D) to any immediate family member or other dependent, (E) as a distribution to limited partners, members or stockholders of the undersigned, (F) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (G) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (F) above, (H) pursuant to an order of a court or regulatory agency, (I) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, or (J) in connection with any sales by any person other than the Company relating to shares of Common Stock acquired in open market transactions after the completion of the Public Offering provided that in the case of this clause (J) no public reports or filings under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with any such sales (other than a filing on a Form 5 made after the expiration of the 90-day period referenced above); provided that in the case of any transfer or distribution pursuant to clauses (B) through (G) and (I) above, each donee over which the donor exercises investment discretion, trustee, distributee or transferee, as the case may be, shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; provided further that in the case of any transfer or distribution pursuant to clauses (B) through (G) above, if any public reports or filings (including filings under the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period, (i) the undersigned shall provide J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC prior written notice informing them of such report or filing and (ii) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein. The restrictions described in this paragraph shall not apply to (i) the sale of the undersigned’s shares pursuant to the Underwriting Agreement, (ii) any transaction effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”) existing on the date hereof, provided that any Section 16 filing made in connection therewith include a statement that the transaction was effectuated pursuant to a 10b5-1 Plan, or (iii) the establishment of a 10b5-1 Plan after the date hereof, provided that no transfers occur under such plan during the 90-day period referenced above and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time.

The Lock-Up Period will end 90 days after the Closing Date; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC waive, in writing, such extension.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective on or before [                    ], (ii) the Company notifies J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement and this Letter Agreement shall be of no further effect. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

NAME OF STOCKHOLDER

By:
Name:
Title: